Exhibit 10.1

Hawaiian Holdings, Inc. 2006 Management Incentive Plan

1.                                       PURPOSE OF THE PLAN. The purpose of the Hawaiian Holdings, Inc. 2006 Management Incentive Plan (the “Plan”) is to allow Hawaiian Holdings, Inc. (the “Company”) to provide annual and long-term performance-based incentive compensation that satisfies the requirements for performance-based compensation in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to its officers, upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2.                                       ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). Subject to the provisions of the Plan, the Committee shall have the exclusive authority to select the officers to participate in the Plan, to establish the length of the Annual Performance Periods and the Long-Term Performance Periods (as defined in Section 4), to establish performance goals for performance during each Performance Period (as defined in Section 4), to determine the amount of the incentive compensation bonus payable to any Participant (as defined in Section 3) in respect of each Performance Period, and to make all determinations and take all other actions necessary or appropriate for the proper administration and operation of the Plan. Any determination by the Committee on any matter relating to the Plan shall be made in its sole discretion and need not be uniform among Participants. The Committee’s interpretation of the Plan shall be final, conclusive and binding on all parties concerned, including the Company, its stockholders and any or all Participants.

3.                                       ELIGIBILITY. Bonuses under the Plan may be paid to those officers (including officers who are directors) of the Company who shall be selected by the Committee after consideration of management’s recommendations (the “Participants”). Participants may receive multiple incentive compensation bonuses during the same year under the Plan.

4.                                       PERFORMANCE PERIODS. Bonuses may be payable to each Participant as a result of the satisfaction of performance goals in respect of a period of one fiscal year or less (an “Annual Performance Period”) or as a result of the satisfaction of performance goals in respect of a performance period of longer that one fiscal year (a “Long-Term Performance Period”) (collectively referred to herein as “Performance Periods”). Performance Periods shall be established for such length as shall be determined by the Committee at the commencement of each Performance Period, and the Annual Performance Periods and Long-Term Performance Periods established at the same time may overlap the same time period or may overlap the time periods established at different times for other Annual Performance Periods and Long-Term Performance Periods.

5.                                       INCENTIVE COMPENSATION BONUSES.

(a)                                  Target Incentive Compensation Bonuses. Prior to the beginning of each Performance Period, or at such other time as is permitted by the applicable provisions of the Code, the Committee, after consideration of management’s recommendations, shall establish in writing the target bonus opportunity or range of incentive compensation bonus opportunities for each Participant in respect of each Performance Period based upon the attainment of one or more performance goals established by the Committee at such time. The Committee may provide for a threshold level of performance below which no amount of incentive compensation bonus will be paid and a maximum level of performance above which no additional incentive compensation bonus will be paid, and it may provide for the payment of differing amounts for different levels of performance.

(b)                                 Performance Goals. Performance goals, which may vary among and between Participants and incentive compensation bonus opportunities, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: gross or net revenues, operating income, cash flow, earnings before interest, taxes, depreciation and amortization, net income, earnings per share, book value per share, stockholders’ equity, return on equity, compound growth in net income, operating efficiency or strategic business objectives, including without limitation, one or more objectives based on meeting specified cost targets, business expansion goals, service goals, vendor contract goals, personnel or hiring goals and goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant subsidiary or business unit or entity in which the Company has a significant investment, or any combination thereof as the Committee may deem appropriate.

Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding.

(c)                                  Incentive Compensation Bonus Determination. As soon as practicable after the end of each Performance Period but before any incentive compensation bonuses are paid, the Committee shall certify in writing (i) whether the performance goal or goals were attained and (ii) the amount of the incentive compensation bonus payable to each Participant based upon the attainment of the performance goals established by the Committee. The Committee may determine to grant a Participant an incentive compensation bonus equal to, but not in excess of, the amount specified in the foregoing certification. The Committee may also reduce or eliminate the amount of any incentive compensation bonus of any Participant at any time prior to payment thereof, based on such criteria as it shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Committee. Under no circumstance may the Committee (a) increase the amount of an incentive compensation bonus otherwise payable to a Participant upon attainment of such performance goal beyond the amount originally established by the Committee, (b) waive the attainment of the performance goals established by Committee or (c) otherwise exercise its discretion so as to cause any incentive compensation bonus to fail to qualify as performance-based compensation under Section 162(m) of the Code.

(d)                                 Payment. Following the Committee’s determination pursuant to Section 5(c) hereof, incentive compensation bonus shall be paid as promptly as is administratively practicable. The amount of any incentive compensation bonus payable to a Participant shall be paid by the Company to such Participant in cash or shares of the Company’s common stock (valued at the fair market value thereof) or a combination thereof, as determined by the Committee.

(e)                                  Death, Disability, Etc. In the event a Participant shall die or become disabled prior to the end of a Performance Period, the Participant (or in the event of the Participant’s death, the Participant’s beneficiary) shall be entitled to receive such pro-rata portion of the incentive compensation bonus established for the Participant as shall be determined by the Committee, subject to Section 7(a). In the event a Participant’s employment with the Company is otherwise terminated during the Performance Period, the Committee, in its discretion, shall determine the amount, if any, of the incentive compensation bonus that shall be payable to the Participant.

(f)                                    Annual Maximum. The maximum amount of the incentive compensation bonuses payable to any Participant pursuant to the Plan in, or in respect of, any single fiscal year shall not exceed $1.5 million.

6.                                       DILUTION AND OTHER ADJUSTMENTS. To the extent that a performance goal is based on, or calculated with respect to, the Company’s common stock (such as increases in earnings per share, book value per share or other similar measures), then in the event of any corporate transaction involving the Company (including, without limitation, any subdivision or combination or exchange of the outstanding shares of common stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of common stock, merger, consolidation, extraordinary cash distribution, redemption, stock issuance, or sale, lease or transfer of substantially all of the assets of the Company), the Committee shall make or provide for such adjustments in such performance goal as the Committee may in good faith determine to be equitably required in order to prevent dilution or enlargement of any increase or decrease in the rights of Participants.

7.                                       MISCELLANEOUS PROVISIONS.

(a)                                  Right to Incentive Compensation Bonus. No officer or other person shall have any claim or right to receive any incentive compensation bonus payable under the Plan prior to the actual payment thereof, regardless of whether the Committee shall have theretofore certified any amount payable to any Participant.

(b)                                 No Assurance of Employment. Neither the establishment of the Plan nor any action taken thereunder shall be construed as giving any officer or other person any right to be retained in the employ of the Company.

(c)                                  Withholding Taxes. The Company shall have the right to deduct from all incentive compensation bonuses payable hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payments.

(d)                                 No Transfers or Assignments. No incentive compensation bonus under the Plan nor any rights or interests herein or therein shall be assigned, transferred, pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a Participant to, any party (other than the Company or any subsidiary), except, in the event of the Participant’s death, to the beneficiary or beneficiaries designated as provided in Section 7(e).

(e)                                  Beneficiary. Any payments on account of an incentive compensation bonus payable under the Plan to a deceased Participant shall be paid to such beneficiary or beneficiaries as has been designated by the Participant in a writing furnished to the Company or in the absence of such designation, according to the Participant’s will or the laws of descent and distribution.

(f)                                    Non-exclusivity of Plan. Nothing in the Plan shall be construed in any way as limiting the authority of the Committee, the Board of Directors of the Company, the Company or any subsidiary to establish any other annual, long-term or other incentive plan or as limiting the authority of any of the foregoing to pay cash bonuses or other supplemental or additional incentive compensation to any persons employed by the Company, whether or not such person is a Participant in this Plan and regardless of how the amount of such bonus or compensation is determined.

8.                                       AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Company, without the consent of any Participant, may at any time terminate or from time to time amend or terminate the Plan in whole or in part, whether prospectively or retroactively, including in any manner that adversely affects the rights of Participants; provided, however, that no amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code shall be effective without such consent.

9.                                       LAW GOVERNING. The validity and construction of the Plan shall be governed by the laws of the State of New York but without regard to the choice of law principles thereof.

10.                                 EFFECTIVE DATE. The Plan shall be effective commencing May 31, 2006, subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders on such date in accordance with Section 162(m) of the Code.